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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported):  October 15, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 9.   Regulation FD Disclosure.
          ------------------------

     We filed a Current Report on Form 8-K on October 14, 2003 and issued a corresponding news release on October 15, 2003, in which we disclosed that we have entered into an amendment and waiver agreement whereby our senior secured lenders have waived a violation of the maximum leverage ratio covenant contained in our credit facility for the third quarter of fiscal 2003. We issued a second news release on October 15, 2003, in which we provided comments in response to questions proffered by investors in response to disclosure of the covenant shortfall.

     The news release correctly reported that the engineered products division's sales for the third quarter of fiscal 2003 were $6.8 million, but incorrectly stated that sales were down 10.7 million or 40% in compar-ison to the third quarter of fiscal 2002. In fact, the $6.8 million in sales is down $3.5 million or 34% from the third quarter of fiscal 2002. The text of the corrected news release is filed as Exhibit 99 to this report.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  October 16, 2003            /s/ Barry F. Shea
                                   ---------------------------------
                                   Barry F. Shea
                                   Executive Vice President --
                                      Chief Financial Officer

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                                   INDEX

Exhibit No.              Description of Exhibit
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99   			Text of News Release of Dan River
                        Inc. dated October 15, 2003